EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of AllianceBernstein L.P. (the “Company”) on Form 10-Q for the period ending March 31, 2006 to be filed with the Securities and Exchange Commission on or about May 10, 2006 (the “Report”), I, Robert H. Joseph, Jr., Chief Financial Officer of the Company, certify, for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)          The Report fully complies with the requirements of section 13(a) or 15(d) of the Exchange Act; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:May 5, 2006	/s/ Robert H. Joseph, Jr.
Robert H. Joseph, Jr.

Chief Financial Officer

AllianceBernstein L.P.